Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE
For Further Information, Contact:
John Millerick
Senior Vice President & CFO
(978) 977-3000

Paul M. Roberts
Director of Communications
(978) 977-3000, x3213

Analogic Corporation Restates Revenues and Earnings for
Its Fourth Quarter and Fiscal Year Ended July 31, 2004,
and for Fiscal Years 2002 and 2003

PEABODY, MA (January 31, 2005) – Analogic Corporation (NASDAQ: ALOGE), a leading designer and manufacturer of high precision health and security imaging equipment, today is reporting restated revenues and earnings for its fourth quarter and fiscal year ended July 31, 2004, and its fiscal years ended July 31, 2002 and 2003. On September 22, 2004, the Company had issued a fourth quarter and fiscal year 2004 earnings release. This release supersedes the September 22 release. Investors should not rely on that earnings release or any other previously issued earnings releases for fiscal 2004, 2003, or 2002. All numbers set forth in this release have been restated.

Revenues for the fourth quarter ended July 31, 2004, were $102,235,000, compared with the prior year’s fourth-quarter revenues of $81,656,000, an increase of $20,579,000 or 25%. Net income for the fourth quarter was $3,904,000, or $.29 per diluted share, compared with $1,674,000, or $.11 per diluted share, for the prior year’s fourth quarter. The improvement was due to a modest increase in the Company’s security systems sales and general growth in the sales of medical imaging equipment, including computed tomography subsystems, clinical ultrasound systems, digital radiography systems, and patient monitoring systems.

Revenues for the fiscal year ended July 31, 2004, were $355,557,000, compared with the prior year’s record revenues of $471,697,000, a decrease of $116,140,000, or 25%. Net income for the fiscal year was $8,354,000, or $.62 per diluted share, compared with $49,531,000, or $3.70 per diluted share, for the same period a year ago, a decrease of $41,177,000.

On October 14, 2004, the Company stated in a news release that in the course of preparing its Annual Report on Form 10-K, the Company further evaluated certain information leading it to question whether appropriate revenue recognition procedures had been followed in all cases by its Camtronics Medical Systems (“Camtronics”) subsidiary, a supplier of advanced cardiac information management systems. As a result, the Company conducted an additional review of certain Camtronics transactions and the revenue recognition procedures followed, which led to a delay in completing the preparation and audit of its financial statements for the fiscal year ended July 31, 2004. On December 13, 2004, Analogic announced that, as a result of its review of customer transactions and revenue recognition procedures followed by Camtronics, the Company would revise previously announced operating results for the fiscal year ended July 31, 2004 and restate its financial statements for each of the first three quarters of fiscal 2004.

As announced in a news release dated January 14, 2005, Analogic is also restating its financial statements for the fiscal years ended July 31, 2002 and 2003, and each of the interim periods within these fiscal years to reflect the appropriate accounting treatment for certain Camtronics transactions that have been under review.

Analogic will file amended reports with the U.S. Securities and Exchange Commission (SEC) containing the necessary restatements of its historical financial statements for fiscal 2002 and 2003 and the first three quarters of fiscal 2004 as promptly as possible.

The restatements for fiscal 2002 and 2003, and in large part for fiscal 2004, are required due to the incorrect application of software revenue recognition procedures with respect to certain Camtronics transactions. Under software revenue recognition rules, Camtronics is not permitted to recognize revenue on a multiple-element software arrangement until such time as Camtronics has delivered or performed all elements of the arrangement or has sufficient evidence of fair value for each undelivered or non-performed element of the arrangement. In the majority of the transactions underlying the restatement, Camtronics has delivered and the customer has paid for the software. However, Camtronics is prohibited from recognizing any revenue from the transaction because some element of the transaction –– such as the delivery of a software upgrade or the performance of customization services –– has not been delivered or performed or sufficient evidence of fair value for those elements cannot be determined. Analogic believes that all the Camtronics transactions in question represent bona fide customer sales, and that the revenue that has been reversed as part of these restatements will be recognized in future fiscal periods.

Fiscal 2004 also includes a restatement of revenue recognized by the Company during the quarter with respect to the Company’s affiliate Shenzhen Anke High-Tech, Ltd. (“SAHCO”). During the first quarter of fiscal 2004 the Company recorded engineering revenue of $2,800,000 in connection with a license of intellectual property to SAHCO. The agreement between the Company and SAHCO provided for extended payment terms requiring SAHCO to make an initial payment of $500,000 with the remaining balance due over the following twelve months. Upon further review of the agreement and applicable accounting standards, the Company determined that this license revenue should not have been recorded in its entirety at the date of the contract but as payments were received from SAHCO. As of July 31, 2004, the Company had received $1,750,000 in payments from SAHCO. During the first quarter ended October 31, 2004, the Company received an additional $750,000 in payments.

The financial statements set forth below depicts the effects of the combined restatement on selected Income Statement and Balance Sheet items:

		Fiscal Years Ended		Fourth Quarter
				Ended
	July 31, 2002	July 31, 2003	July 31, 2004	July 31, 2004
INCOME STATEMENTS
Net Revenues
As Reported	$306,126	$471,522	$370,766	$108,278
As Restated	$304,858	$471,697	$355,557	$102,235
Net Increase (Decrease)	$(1,268)	$175	$(15,209)	$(6,043)
Income Before Income Taxes
As Reported	$3,781	$77,675	$16,610	$6,664
As Restated	$3,261	$77,757	$10,101	$4,297
Net Increase (Decrease)	$(520)	$82	$(6,509)	$(2,367)
Net Income
As Reported	$3,006	$49,495	$11,630	$4,370
As Restated	$2,655	$49,531	$8,354	$3,904
Net Increase (Decrease)	$(351)	$36	$(3,276)	$(466)
Diluted Earnings Per Share
As Reported	$0.23	$3.70	$0.86	$0.32
As Restated	$0.20	$3.70	$0.62	$0.29
Net Increase (Decrease)	$(0.03)	$0.00	$(0.24)	$(0.03)
BALANCE SHEETS
Deferred Cost (Current & Long Term)
As Reported	$10,814	$15,002	$3,293	$3,293
As Restated	$11,667	$15,879	$12,942	$12,942
Net Increase (Decrease)	$853	$877	$9,649	$9,649
Deferred Revenue (Current & Long Term)
As Reported	$20,850	$31,827	$12,689	$12,689
As Restated	$22,118	$32,920	$27,740	$27,740
Net Increase (Decrease)	$1,268	$1,093	$15,051	$15,051
Stockholders’ Equity
As Reported	$302,351	$356,513	$370,992	$370,992
As Restated	$302,000	$356,198	$367,401	$367,401
Net Increase (Decrease)	$(351)	$(315)	$(3,591)	$(3,591)
Total Assets/Total Liabilities
and Stockholders’ Equity
As Reported	$437,590	$456,375	$440,927	$440,927
As Restated	$438,639	$457,417	$452,071	$452,071
Net Increase (Decrease)	$1,049	$1,042	$11,144	$11,144

John Wood, President and CEO noted, “The decreases in revenue and income from year to year were consistent with what we had expected. Last year we reported record revenue and net income due to extraordinary shipments of EXplosive Assessment Computed Tomography (EXACT™) systems for use in certified Explosive Detection Systems (EDS) that screen checked luggage for aircraft. We shipped a record 446 EXACT systems to L-3 Communications last year to help airports comply with the mandates of the Aviation and Transportation Security Act of 2001. During Fiscal 2004, only 40 EXACT systems were shipped, resulting in a year-over-year revenue decrease of approximately $173,000,000. That decrease was partially offset by a 21% growth in our medical business. We experienced solid growth in the sales of ultrasound systems and subsystems, CT subsystems, digital radiography systems, patient and fetal monitors, and embedded signal-processing systems.

“We believe that we are establishing a broader foundation for long-term growth. The sale of over 400 EXACT units in fiscal 2003 was seen by many as a short-term, one-time benefit for Analogic. We saw this windfall in revenue and profit as an opportunity to increase our investment in our next-generation medical technology and to establish a leadership position in the development of advanced security systems.”

In Fiscal 2003, the Company began designing and developing the COBRA, an innovative, compact, CT-based automatic threat detection system to examine carry-on baggage for aircraft as well as carry-in items for public buildings such as courthouses, embassies, and corporate offices. In January 2004 a COBRA prototype was tested with real weapons and explosives in the Transportation Security Administration (TSA) laboratory, where the system performed beyond expectations. We expect the TSA to place a COBRA system in a major airport in the very near future for a field trial, and believe that the TSA will shortly establish performance requirements for the next generation of carry-on screening devices. We hope to be able to submit the COBRA for certification testing during the first half of fiscal 2006.

During fiscal 2004, Analogic entered into an agreement with a leading prime contractor to design and develop prototypes of continuous performance enhancements for EDS systems already deployed in airports across the country, a program funded by a grant from the TSA. Those enhancements are targeted for certification testing and initial production over the course of the next twelve months. The Company separately received an award from the TSA to design the next generation of innovative explosive detection systems for checked luggage that could be deployed over the next two to five years. After fiscal year end, the TSA awarded the Company a cooperative agreement in support of its Manhattan II project. Manhattan II is a TSA program that seeks to identify and support the development of revolutionary technologies into deployable systems that will provide significantly enhanced automatic threat-detection and discrimination capabilities for scanning checked luggage carried on aircraft and in other applications. Wood noted that the award was a strong testament to the Company’s past and current programs with the TSA. “It is a clear indication that the agency believes in our engineering capabilities and technological leadership, and it further validates our role as an important resource for them,” said Wood.

In fiscal 2004 the Company continued to invest in higher levels of research and development in a number of medical areas as well. Analogic is developing new medical CT systems for evolving niche markets, and work continues at PhotoDetection Systems on a new Positron Emission Tomography (PET) system that employs innovative detector technology and can be combined with a CT for a new generation of hybrid PET/CTs. New Digital Radiography (DR) systems are being developed for ANEXA, the digital imaging subsidiary established early in the fiscal year. Work is also continuing on a number of advances in high-performance subsystems for multi-slice CT, Magnetic Resonance Imaging (MRI), and DR, including extremely low-noise detector plates. The Company is continuing to develop a number of advanced ultrasound transducers and is working on the next generation of clinical ultrasound systems, as well as a unique ultrasound mammography system that could eliminate the need for many breast biopsies.

Wood concluded, “We are pleased with what we have accomplished to date in growing our medical business and believe that the steps we have taken in the past year will substantially enhance our opportunities for long-term growth as The World Resource for Health and Security Technology.”

Analogic will conduct an investor conference call on Monday, January 31, 2005, at 4:00 p.m. ET to discuss the restated fourth-quarter and fiscal year 2004 results and recent developments. To participate in the conference call, dial 1-888-282-6043 approximately five to ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference. You will then be asked for your name, organization, and telephone number and be connected to the conference. To listen to the live audio webcast, visit www.analogic.com approximately five to ten minutes before the conference is scheduled to begin.

A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through Monday, February 14.

A telephone digital replay will be available approximately two hours after the call is completed through Wednesday, February 2. To access the digital replay, dial 1-800-642-1687. The conference ID number is 3720630. For more information on the conference call, visit www.analogic.com, call 978-977-3000, x. 3213, or email proberts@analogic.com.

Analogic Corporation is a leading designer and manufacturer of advanced health and security systems and subsystems. The Company is recognized worldwide for advancing the state of the art in Computed Tomography (CT), Digital Radiography (DR), Ultrasound, Magnetic Resonance Imaging (MRI), Patient Monitoring, Cardiovascular Information Management, and Embedded Multicomputing.

This press release contains the Company’s or management’s intentions, hopes, beliefs, expectations or predictions. These are considered “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements (statements that are not historical facts) in this presentation are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements, including statements about product development, market and industry trends, strategic initiatives, regulatory approvals, sales, profits, expenses, price trends, research and development expenses and trends, and capital expenditures involve risk and uncertainties. Actual results may differ materially from those indicated by such statements as a result of various factors, including those discussed in the Company’s periodic reports filed with the SEC under the heading “Business Environment and Risk Factors.” In addition, the forward-looking statements included in this press release represent the Company’s views as of January 31, 2005. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to January 31, 2005.

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ANALOGIC CORPORATION
Condensed Consolidated Statements
of Operations
(in thousands, except share data)
	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	(Restated
	—Unaudited)		(Restated)
	2004	2003	2004	2003
Net Revenue:
Product	$94,983	$75,278	$327,129	$442,431
Engineering	4,752	4,052	20,081	20,856
Other	2,500	2,326	8,347	8,410
Total net revenue	$102,235	$81,656	$355,557	$471,697
Cost of sales:
Product	57,366	43,863	195,920	256,294
Engineering	5,048	2,692	13,487	14,897
Other	1,358	1,278	4,863	4,738
Total cost of sales	63,772	47,833	214,270	275,929
Gross margin	38,463	33,823	141,287	195,768
Operating expenses:
Research and product development	14,804	14,560	58,673	55,099
Selling and marketing	9,654	9,472	37,025	34,866
General and administrative	10,313	10,467	39,200	34,971
Total operating expenses	34,771	34,499	134,898	124,936
Income (loss) from operations	3,692	-676	6,389	70,832
Other (income) expense:
Interest income	-840	-1,224	-3,669	-5,035
Interest expense	41	120	294	360
Equity in unconsolidated affiliates	271	958	-577	3,506
Other	-77	-3,017	240	-5,756
Total other (income) expense	-605	-3,163	-3,712	-6,925
Income before income taxes	4,297	2,487	10,101	77,757
Provision for income taxes	393	813	1,747	28,226
Net income	3,904	$1,674	$8,354	$49,531
Earnings per common share:
Basic	$0.29	$0.12	$0.62	$3.74
Diluted	$0.29	$0.11	$0.62	$3.70
Dividends declared per share	$0.08	$0.08	$0.32	$0.32
Shares outstanding:
Basic	13,569	13,326	13,463	13,251
Diluted	13,561	13,523	13,519	13,394

Condensed Consolidated Balance Sheets
(in thousands)
	July 31,	July 31,
	2004	2003
	(Restated)	(Restated)
Assets:
Cash, cash equivalents and marketable securities	$176,637	$177,961
Accounts and notes receivable, net	55,498	53,875
Inventories	65,952	69,548
Other current assets	30,034	34,519
Total current assets	$328,121	$335,903
Property, plant and equipment, net	91,077	83,926
Other assets	32,873	37,588
Total Assets	$452,071	$457,417
Liabilities and Stockholders’ Equity:
Mortgage and other notes payable	$962	$1,457
Accounts payable	21,707	21,384
Accrued liabilities	21,380	24,412
Advance payments and deferred revenue	32,406	36,430
Accrued income taxes	5,791	5,909
Total current liabilities	$82,246	$89,592
Long-term debt	155	4,164
Deferred income taxes	810	5,175
Deferred revenue	1,459	2,288
Total long term liabilities	$2,424	$11,627
Stockholders’ Equity	367,401	356,198
Total Liabilities and Stockholders’ Equity	$452,071	$457,417